JOINT VENTURE AGREEEMENT

         This Joint Venture Agreement ("Agreement") dated and effective as of July 15,1998 is entered INTO by and between Carroll Shelby, individually, and as Trustee of the Carroll Hall Shelby Trust dated March 28, 1985, (hereinafter "SHELBY"); and Advanced Engine Technologies, Inc., a Colorado corporation, (hereinafter "AET"); (collectively referred to as the "Parties" and separately as "Party").

         WHEREAS, AET has developed and has ownership of, and the rights to the OX2 Engine, a state-of-the-art, uniquely designed, internal combustion (OX2 engine), and AET was established to effect the commercial introduction of the 0X2 Engine, including licensing of the OX2 Engine technology to approved manufacturers;

         WHEREAS, Carroll Shelby is a world-renowned designer and manufacturer of motor vehicles and engines for use in motor vehicles with an emphasis on high performance, such as the Shelby Cobra and the Shelby Series 1, and his companies are involved in the cutting-edge design and manufacture of state-of-the art motor vehicles and engines, and Shelby has an outstanding reputation and personal contacts within the automotive industry, which he has established through over forty years of success in the industry;

         WHEREAS, the Parties previously executed a 'Letter of Intent' wherein the Parties state that it is the intention of AET and Shelby to form a Joint Venture for the purpose of developing the OX2 Engine for use in a standard application for motor vehicles and to promote the OX2 Engine to and within the automotive industry (Joint Venture); and

         NOW, THEREFORE, it is hereby agreed as follows:

         1) The Parties will work together under this Agreement for the purpose of developing the 0X2 engine for use in a specific application for motor vehicles and to promote the OX2 Engine to and within the automotive industry. The Parties will agree on which motor vehicle(s) will be selected for development of such a standard application, ("Nominated Vehicle") with the objective of this Joint Venture being the development of a Nominated Vehicle utilizing the 0X2 Engine that is capable of being operated on a public street ('Objective"). Shelby will arrange for the development and testing of the 0X2 Engine for use in a Nominated Vehicle and the construction and development of a minimum of two prototype vehicles of the first Nominated Vehicle Category, Shelby will also use his personal relationships and contacts within the automotive industry to promote the commercial development of the 0X2 Engine for use in a standard application for motor vehicles.

         2) AET will provide all technical, (including engineering and design) knowledge and assistance to Shelby as Is reasonably necessary for Shelby to accomplish the Objective set forth in paragraph 1 above.

         3) AET shall, immediately upon execution of this Agreement, assign, transfer, and convey to Shelby, three hundred thousand (300,000) restricted shares of the currently issued and outstanding stock of AET, and, furthermore, upon completion of the Objective of this Agreement, AET shall forthwith assign, transfer, and convey to Shelby, or his designated assignee, an additional two hundred and fifty thousand (250,000) restricted shares of the currency issued and outstanding stock of AET. Shelby shall subsequently notify AET in writing of the appropriate Parties or designees to whom the 250,000 shares shall be conveyed.

         4) AET will approve in writing, all technical or engineering developments of the O)(2 Engine developed during this Joint Venture, and all material decisions of the Joint Venture will be mutually agreed upon in writing by the Parties, All amendments or modifications to the 0X2 Engine developed during the term of the Joint Venture agreement, whether patentable or not, will be owned exclusively by AET or its nominee.

         5) On or before December 31, 1998, Shelby will complete his review and analysis of the 0X2 Engine technology, and make his own independent determination as to its suitability and feasibility for use in a Nominated Vehicle. During this period of time, Shelby will endeavor to build at least one prototype engine for testing purposes only (Review Phase). Upon completion of this Review Phase, Shelby, the Parties shall have a period of two years from January 1,1999 through and including January 1, 2002 to develop, build, and adapt the 0X2 Engine for use in a motor vehicle, unless such time period is extended by mutual agreement of the Parties. Progress reviews will be scheduled and carried out every six (6) months. Shelby's obligations under this Agreement cease once the Objective is reached and AET's obligations cease once all shares of stock are assigned, transferred, and conveyed to Shelby pursuant to paragraph 3, above.

         6) Should extensions of time be reasonably necessary for the Parties to accomplish the Objective of this Agreement, the Parties agree that their consent to such extensions shall not be unreasonably withheld. Any claims, differences, or disputes arising out of or in connection with this Agreement shall be settled by an amicable effort on the part of the Parties. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the Parties notifies the other Party in writing If an attempt at settlement has failed, any dispute shall be finally settled under the California Arbitration Act and shall be conducted by the American Arbitration Association, or qualified alternative dispute resolution entity, whose decision shall be final. The place of arbitration shall be Los Angeles County, State of California. The arbitration award shall be substantiated in writing. The arbitrator(s) shall also decide on the matter of costs of the arbitration and on the allocation of expenditures among the respective Parties to the arbitration proceedings. This agreement shall be governed under the Laws of the State of California.

         7) Upon the termination of this Joint Venture Agreement, for any reason, all amendments to or developments of the 0X2 Engine technology will be owned by AET, at no additional cost to AET.

         8) In the event Shelby is incapacitated for any reason for a period longer than four consecutive weeks, the management of the Joint Venture shall be carried out by AET until such time as Shelby is no longer incapacitated. During any such period of Shelby's incapacitation, the nominated legal representative of Shelby is to have full access to the books and records of the Joint Venture and is to be kept fully informed in writing, of any and all material decisions by AET which may effect the Joint Venture


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


         (9) This Agreement shall not be construed as granting any type of license or permission for the use, for any purpose, by AET, of trademarks, tradenames, or trade dress of Carroll Shelby, without prior written permission.

         (10) Among and between themselves, each Party shall be liable solely for the agreed upon share of the work and contributions necessary to meet the Objective of this Agreement. In the case of third-Party claims, the Party responsible for the event causing the claim shall be solely liable to such third-Party and shall indemnify and hold the other Party harmless against such third-Party claims.

         (11) It is expected that the Parties will exchange confidential trade secret technical information in connection with their performance under this Agreement. The Parties shall use all business and technical information received from other Parties in connection with this Agreement, and which is expressly stated or understood to be confidential or of a confidential nature, or which can be assumed to be confidential on the basis of the circumstances of its disclosure or its contents, solely for the purposes for which it was provided to further the Objective of this Agreement, shall treat such information in the same way as their own trade secrets ("Confidential Information"), and shall not use or disclose such Confidential Information to any third-Party without the prior written consent of the disclosing Party. Confidential Information, as used herein, is defined not to include information that is (i) generally available from public sources or in the public domain; (ii) is received at any time from any third-Party without nondisclosure obligation to the disclosing Party; or
(iii) is shown to have been developed independently by the receiving Party without reliance on the disclosing Party's confidential Information or to have been known to the receiving Party prior to its disclosure by the disclosing Party.

         (12) This agreement shall be wound up when production of a Nominated Vehicle adapted to the 0X2 Engine operates on a public street.

         (13) Any written notices, reports or other communications sent or delivered under or pursuant to this Agreement shall be addressed to the Party at its address set forth below and/or at any alternative or additional address as provided by that Party of such notice:

Mr. Carroll Shelby           Advanced Engine Technologies, Inc.
Shelby American, Inc.        Attn: Chief Executive Officer
19021 Figueroa Street        9909 Osuna Road NE
Gardena, CA 90248            Albuquerque, NM 87111
Phone: (310) 538-1974        Phone: (505) 323-7341
Fax:   (310) 538-O419        Fax:   (505) 323-7342


cc:  M. Neil Cummings, Esq.
     1800 Avenue of the Stars, #1000
     Los Angeles, CA 90067

         In Witness whereof, the Parties hereby have caused this Agreement to be executed by their duly authorized representatives on the dates set forth below.


                                     By: /s/ Caroll Hall Shelby
                                         -------------------------------------
                                         Carroll Hall Shelby, Individually &
                                         as Trustee of the Carroll Hall Shelby
                                         Trust

                                     Date:  8/6/98
                                           ----------------------


                                     Advanced Engine Technologies, Inc.

                                     By:    /s/ M. Bailey
                                         -------------------------------------
                                            M. Bailey

                                     Title:  CEO/Chairman
                                            --------------------

                                     Date:  8/6/98
                                            --------------------




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